                                             GLOBAL CUSTODY AGREEMENT

                                                      BETWEEN

                                                    [CUSTOMER]

                                                        AND

                                             JPMORGAN CHASE BANK, N.A.

                                                   ___________________, 200__

                                             GLOBAL CUSTODY AGREEMENT
                                                 TABLE OF CONTENTS

1.    INTENTION OF THE PARTIES;  DEFINITIONS----------------------------------------------------------------------------3

   1.1   Intention of the Parties--------------------------------------------------------------------------------------.3

   1.2   Definitions--------------------------------------------------------------------------------------------------  3

2.    WHAT BANK IS REQUIRED TO DO-------------------------------------------------------------------------------------  5

   2.1   Set Up Accounts----------------------------------------------------------------------------------------------  5

   2.2   Cash Account-------------------------------------------------------------------------------------------------- 6

   2.3   Segregation of Assets; Nominee Name--------------------------------------------------------------------------- 6

   2.4   Settlement of Trades------------------------------------------------------------------------------------------ 6

   2.5   Contractual Settlement Date Accounting------------------------------------------------------------------------ 7

   2.6   Actual Settlement Date Accounting----------------------------------------------------------------------------- 7

   2.7   Income Collection (Autocredit(R))------------------------------------------------------------------------------8

   2.8   Certain Ministerial Acts-------------------------------------------------------------------------------------- 8

   2.9   Corporate Actions--------------------------------------------------------------------------------------------  8

   2.10    Proxies----------------------------------------------------------------------------------------------------- 9

   2.11    Statements------------------------------------------------------------------------------------------------  11

   2.12    Access to Bank's Records----------------------------------------------------------------------------------- 11

   2.13    Maintenance of Financial Assets at Subcustodian Locations-------------------------------------------------- 11

   2.14    Tax Reclaims----------------------------------------------------------------------------------------------  12

   2.15    Foreign Exchange Transactions-----------------------------------------------------------------------------  12

3.    INSTRUCTIONS---------------------------------------------------------------------------------------------------- 12

   3.1   Acting on Instructions; Unclear Instructions----------------------------------------------------------------  12

   3.2   Confirmation of Oral Instructions/ Security Devices-----------------------------------------------------------13

   3.3   Instructions; Contrary to Law/Market Practice-----------------------------------------------------------------13

   3.4     Cut-off Times-----------------------------------------------------------------------------------------------13

4.    FEES EXPENSES AND OTHER AMOUNTS OWING TO BANK--------------------------------------------------------------------13

   4.1   Fees and Expenses---------------------------------------------------------------------------------------------13

   4.2   Overdrafts----------------------------------------------------------------------------------------------------14

   4.3   Bank's Right Over Securities;  Set-off------------------------------------------------------------------------14

5.    SUBCUSTODIANS, SECURITIES DEPOSITORIES AND OTHER AGENTS ----------------------------------------------------.....14

   5.1   Appointment of Subcustodians----------------------------------------------------------------------------------14

   5.2   Liability for Subcustodians-----------------------------------------------------------------------------------15

   5.3   Use of Agents-------------------------------------------------------------------------------------------------15

6.    ADDITIONAL PROVISIONS RELATING TO CUSTOMER-----------------------------------------------------------------------16

   6.1   Representations of Customer and Bank--------------------------------------------------------------------------16

   6.2   Customer to Provide Certain Information to Bank---------------------------------------------------------------16

   6.3   Customer is Liable to Bank Even if it is Acting for Another Person--------------------------------------------17

7.    WHEN BANK IS LIABLE TO CUSTOMER----------------------------------------------------------------------------------17

   7.1   Standard of Care; Liability-----------------------------------------------------------------------------------17

   7.2   Force Majeure-------------------------------------------------------------------------------------------------18

   7.3   Bank Can Consult With Counsel---------------------------------------------------------------------------------18

   7.4   Bank Provides Diverse Financial Services and May Generate Profits as a Result ---------------                 18

8.    TAXATION---------------------------------------------------------------------------------------------------------18

   8.1   Tax Obligations-----------------------------------------------------------------------------------------------18

   8.2   Tax Relief Services-------------------------------------------------------------------------------------------19

9.    TERMINATION------------------------------------------------------------------------------------------------------20

10.   Miscellaneous----------------------------------------------------------------------------------------------------20

   10.1    Notices-----------------------------------------------------------------------------------------------------20

   10.2    Successors and Assigns--------------------------------------------------------------------------------------20

   10.3    Interpretation----------------------------------------------------------------------------------------------20

   10.4    Entire Agreement--------------------------------------------------------------------------------------------20

   10.5    Information Concerning Deposits at Bank's London Branch-----------------------------------------------------21

   10.6    Insurance---------------------------------------------------------------------------------------------------21

   10.7    Security Holding Disclosure---------------------------------------------------------------------------------21

   10.8    USA PATRIOT Act Disclosure----------------------------------------------------------------------------------22

   10.9    Governing Law and Jurisdiction------------------------------------------------------------------------------22

   10.10   Severability; Waiver; and Survival--------------------------------------------------------------------------22

   10.11   Counterparts------------------------------------------------------------------------------------------------23

   10.12  No Third Party Beneficiaries---------------------------------------------------------------------------------23

                                             GLOBAL CUSTODY AGREEMENT

     This Agreement,  dated  ____________________,  200__,  is between  JPMORGAN
CHASE  BANK,  N.A.  ("Bank"),   with  a  place  of  business  at  ______________
________________;   and  _____________________  ("Customer")  with  a  place  of business at __________________.

1.       INTENTION OF THE PARTIES; DEFINITIONS

1.1      Intention of the Parties

     (a) This Agreement sets out the terms governing  custodial,  settlement and certain  other  associated  services  offered by Bank to Customer.  Bank will be responsible for the performance of only those Securities custody duties that are set forth in this Agreement.  Customer  acknowledges  that Bank is not providing any legal, tax or investment advice in connection with the services hereunder.

     (b) Investing in foreign markets may be a risky enterprise.  The holding of
Financial Assets and cash in foreign  jurisdictions may involve risks of loss or other special considerations.  Bank will not be liable for any loss that results from the general risks of investing or Country Risk.

1.2      Definitions

(a)      As used herein, the following terms have the meaning hereinafter stated.

         "Account" has the meaning set forth in Section 2.1 of this Agreement.

         "Affiliate" means an entity controlling, controlled by, or under common control with, Bank.

         "Affiliated Subcustodian" means a Subcustodian that is an Affiliate.

     "Applicable  Law"  means any  statute,  whether  national,  state or local, applicable  in the United States or any other  country,  the rules of the treaty establishing  the  European  Community,  any  other  law,  rule,  regulation  or interpretation  of any governmental  entity,  any applicable common law, and any decree, injunction, judgment, order, ruling, or writ of any governmental entity.

     "Authorized  Person"  means any person who has been  designated  by written notice from Customer (or by any agent designated by Customer, including, without limitation,  an investment manager) to act on behalf of Customer hereunder. Such persons will continue to be Authorized  Persons until such time as Bank receives
Instructions  from  Customer (or its agent) that any such person is no longer an
Authorized Person.

     "Bank  Indemnitees"  means Bank, its  Subcustodians,  and their  respective nominees, directors, officers, employees and agents.

     "Bank's  CityLondon  Branch"  means the  CityplaceLondon  branch  office of
JPMorgan Chase Bank, N.A.

         "Cash Account" has the meaning set forth in Section 2.1(a)(ii).

     "Corporate  Action"  means  any  subscription  right,  bonus  issue,  stock repurchase  plan,  redemption,  exchange,  tender offer,  or similar matter with
respect  to  a  Financial   Asset  in  the   Securities   Account  that  require
discretionary action by the holder, but does not include proxy solicitations.

     "Country  Risk"  means  the  risk  of  investing  or  holding  assets  in a particular country or market,  including, but not limited to, risks arising from nationalization,  expropriation  or other  governmental  actions;  the country's financial infrastructure, including prevailing custody and settlement practices;
laws  applicable to the  safekeeping  and recovery of Financial  Assets and cash held in  custody;  the  regulation  of the banking  and  securities  industries, including  changes  in market  rules;  currency  restrictions,  devaluations  or
fluctuations;   and  market  conditions   affecting  the  orderly  execution  of
securities transactions or the value of assets.

     "Entitlement  Holder" means the person named on the records of a Securities
Intermediary  as  the  person  having  a  Securities   Entitlement  against  the
Securities Intermediary.

     "Financial  Asset"  means a Security and refers,  as the context  requires, either to the asset  itself or to the means by which a  person's  claim to it is evidenced,  including  a  Security,  a  security  certificate,  or a  Securities
Entitlement. "Financial Asset" does not include cash.

     "Instructions"   means  instructions   which:  (i)  contain  all  necessary
information required by Bank to enable Bank to carry out the Instructions;  (ii)
are  received by Bank in writing or via Bank's  electronic  instruction  system,
SWIFT,  telephone,  tested telex, facsimile or such other methods as are for the time being agreed by Customer (or an Authorized Person) and Bank; and (iii) Bank
believes  in  good  faith  have  been  given  by an  Authorized  Person  or  are transmitted  with  proper  testing  or  authentication  pursuant  to  terms  and conditions which Bank may specify.

     "Liabilities"  means  any  liabilities,  losses,  claims,  costs,  damages, penalties,  fines,  obligations,  or expenses of any kind whatsoever (including,
without  limitation,  reasonable  attorneys',   accountants',   consultants'  or
experts' fees and disbursements).

     "Securities" means stocks, bonds, rights, warrants and other negotiable and non-negotiable  instruments,  whether issued in certificated  or  uncertificated form, that are commonly traded or dealt in on securities  exchanges or financial markets.  "Securities"  also means other  obligations  of an issuer,  or shares, participations  and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for  investment  and any other property as may be acceptable to Bank for the Securities Account.

     "Securities  Account"  means  each  Securities  custody  account  on Bank's records to which Financial Assets are or may be credited pursuant hereto.

     "Securities  Depository"  has the  meaning set forth in Section 5.1 of this
Agreement.

     "Securities  Entitlement"  means the rights and  property  interests  of an
Entitlement  Holder with respect to a Financial  Asset as set forth in Part 5 of
Article 8 of the Uniform  Commercial  Code of the State of New York, as the same may be amended from time to time.

     "Securities   Intermediary"  means  Bank,  a  Subcustodian,   a  Securities
Depository,  and any other financial institution which in the ordinary course of business  maintains  Securities  custody  accounts  for  others and acts in that capacity.

     "Subcustodian"  has the  meaning  set  forth in  Section  5.1 and  includes
Affiliated Subcustodians.

     (b) All terms in the  singular  will have the same  meaning  in the  plural unless the context otherwise provides and visa versa.

2.       WHAT BANK IS REQUIRED TO DO

2.1      Set Up Accounts

     (a) Bank will establish and maintain the following accounts ("Accounts"):

     (i) a  Securities  Account in the name of Customer  for  Financial  Assets, which  may be  received  by or on  behalf  of Bank or its  Subcustodian  for the account of Customer, including as an Entitlement Holder; and

     (ii) an account in the name of Customer  ("Cash  Account")  for any and all cash in any  currency  received  by or on  behalf  of Bank  for the  account  of
Customer.

     Notwithstanding paragraph (ii), cash held in respect of those markets where
Customer is required to have a cash account in its own name held  directly  with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

     (b) At the request of  Customer,  additional  Accounts may be opened in the future, which will be subject to the terms of this Agreement.

2.2      Cash Account

     Except as otherwise  provided in Instructions  acceptable to Bank, all cash held in the Cash Account  will be deposited  during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank's London Branch.
Any cash so deposited  with Bank's London Branch will be payable  exclusively by
Bank's  London Branch in the  applicable  currency,  subject to compliance  with
Applicable Law, including,  without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

2.3      Segregation of Assets; Nominee Name

     (a) Bank will  identify in its records that  Financial  Assets  credited to
Customer's  Securities  Account  belong to Customer  (except as otherwise may be agreed by Bank and Customer).

     (b) To the extent permitted by Applicable Law or market practice, Bank will require each  Subcustodian to identify in its own records that Financial  Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank,  such that it is  readily  apparent  that the  Financial  Assets do not belong to Bank or the Subcustodian.

(c)      Bank is authorized, in its discretion,

     (i) to hold in bearer form, such Financial  Assets as are customarily  held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

     (ii) to hold  Securities  in or  deposit  Securities  with  any  Securities
Depositary,  settlement system or dematerialized  book entry or similar systems;
and

     (iii)  to  register  in the  name of  Customer,  Bank,  a  Subcustodian,  a
Securities  Depository,  or their respective nominees,  such Financial Assets as are customarily held in registered form..

     (d)  Bank  is  authorized,  when  directed  to do so by  Customer,  to hold
Financial  Assets at third  parties and to register  Financial  Assets in broker
"street  name"  or in the name of  other  third  parties  (or  their  nominees).
Notwithstanding  Section  7.1,  Bank  shall  have no  liability  for any loss of
Financial  Assets  or  other  damages  resulting  from  holding  or  registering
Financial Assets as so directed by the Customer.

     Customer  authorizes Bank or its  Subcustodian to hold Financial  Assets in omnibus  accounts and will accept delivery of Financial Assets of the same class and denomination as those with Bank or its Subcustodian.

2.4      Settlement of Trades

     When Bank receives an Instruction  directing settlement of a transaction in
Financial  Assets that includes all information  required by Bank, Bank will use
reasonable  care  to  effect  such  settlement  as  instructed.   Settlement  of
transactions in Financial Assets will be conducted in accordance with prevailing standards of the market in which the transaction  occurs.  Without  limiting the generality of the foregoing,  the risk of loss will be Customer's  whenever Bank delivers  Financial  Assets or  payment in  accordance  with  applicable  market practice in advance of receipt or settlement of the expected  consideration.  In the case of the failure of Customer's  counterparty (or other appropriate party)
to  deliver  the  expected  consideration  as  agreed,  Bank  will  contact  the counterparty  to seek  settlement,  but Bank will not be  obligated to institute legal proceedings,  file a proof of claim in any insolvency proceeding,  or take any similar action.

2.5      Contractual Settlement Date Accounting

     (a) Bank  will  effect  book  entries  on a  "contractual  settlement  date accounting" basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time.

     (i) Sales:  On the  settlement  date for a sale,  Bank will credit the Cash
Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at the Bank  pending  settlement  of the trade  where not  already delivered.

     (ii)  Purchases:  On the settlement  date for the purchase (or earlier,  if market  practice  requires  delivery of the purchase price before the settlement date),  Bank will debit the Cash Account for the settlement  amount and credit a separate  account  at the Bank.  Bank then will post the  Securities  Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the Financial  Assets that are awaiting  receipt until Bank or a Subcustodian actually receives them.

     Bank  reserves  the right to  restrict  in good faith the  availability  of contractual settlement date accounting for credit or operational reasons.

     (b) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to Section 2.5(a) prior to a  transaction's  actual  settlement,  and Customer will be responsible  for any costs or liabilities  resulting from such reversal.  Customer  acknowledges that the procedures  described in this sub-section are of an  administrative  nature, and Bank does not undertake to make loans and/or  Financial  Assets available to
Customer.

2.6      Actual Settlement Date Accounting

     With respect to any sale or purchase  transaction that is not posted to the
Account on the  contractual  settlement date as referred to in Section 2.5, Bank will  post the  transaction  on the date on which the cash or  Financial  Assets received as consideration for the transaction is actually received by Bank.

2.7      Income Collection (Autocredit(R)

     (a) Bank will credit the Cash Account with income and  redemption  proceeds on Financial  Assets in accordance  with the times notified by Bank from time to time on or  after  the  anticipated  payment  date,  net of any  taxes  that are withheld by Bank or any third party. Where no time is specified for a particular market,  income and redemption  proceeds from Financial  Assets will be credited only after actual receipt and reconciliation. Bank may reverse such credits upon
oral  or  written   notification   to  Customer  that  Bank  believes  that  the
corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

     (b) Bank  will  make  good  faith  efforts  in its  discretion  to  contact
appropriate  parties  to  collect  unpaid  interest,   dividends  or  redemption
proceeds,  but neither  Bank nor its  Subcustodians  will be obliged to file any formal notice of default, institute legal proceedings,  file a proof of claim in any insolvency proceeding, or take any similar action.

2.8      Certain Ministerial Acts

     Until Bank receives Instructions to the contrary, Bank will:

     (a) present all  Financial  Assets for which Bank has received  notice of a call for redemption or that have otherwise matured,  and all income and interest coupons and other income items that call for payment upon presentation;

     (b) execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets;

     (c) exchange interim or temporary documents of title held in the Securities
Account for definitive documents of title; and

     (d)  provide   information   concerning  the  Accounts  to   Subcustodians,
Securities   Depositories,   counterparties,   issuers  of   Financial   Assets,
governmental  entities,  securities  exchanges,  self-regulatory  entities,  and similar  entities to the extent required by Applicable Law or as may be required in the ordinary  course by market  practice or otherwise in order to provide the services contemplated by this Agreement.

2.9      Corporate Actions

     (a) Bank will notify Customer of any Corporate Action of which  information is either (i) received by it or a Subcustodian to the extent that Bank's central corporate  actions  department has actual  knowledge of the Corporate  Action in time to notify its customers in a timely manner;  or (ii) published via a formal notice in publications  and reporting  services  routinely used by Bank for this purpose in time for Bank to notify its customers in a timely  manner.  Bank also will  use  its  reasonable  efforts  to  notify  Customer  of any  class  action litigation  for  which  information  is  actually  received  by  Bank's  central corporate actions department but shall not be liable for any Liabilities arising out of Bank's  failure  to  identify  Customer's  interest  in any class  action litigation.  Bank does not commit,  however, to provide  information  concerning
Corporate Actions or class action litigation  relating to Financial Assets being held at  Customer's  request in a name not subject to the control of Bank or its
Subcustodian.

     (b) If an Authorized Person fails to provide Bank with timely  Instructions with  respect to any  Corporate  Action or class  action,  neither  Bank nor its
Subcustodians or their  respective  nominees will take any action in relation to that Corporate Action or class action,  except as otherwise agreed in writing by
Bank and  Customer  or as may be set  forth by Bank as a  default  action in the notification  it provides  under Section 2.9 (a) with respect to that  Corporate
Action or class action.

     (c) Bank may sell or otherwise dispose of fractional interests in Financial
Assets arising out of a Corporate Action or class action  litigation and, to the extent  necessary to protect  Customer's  interest in that  Corporate  Action or class  action,  credit  the  Cash  Account  with  the  proceeds  of the  sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for  redemption,  Bank may allot the amount redeemed among the respective beneficial  holders of such class of Financial Asset in any manner Bank deems to be fair and equitable.

     (d) Notices of Corporate  Actions and class actions  dispatched to Customer may have been  obtained  from  sources  which Bank does not control and may have been  translated  or  summarized.  Although  Bank  believes  such  sources to be reliable,  Bank has no duty to verify the information  contained in such notices nor the  faithfulness  of any  translation  or summary  and  therefore  does not guarantee its accuracy,  completeness or timeliness,  and shall not be liable to
Customer for any loss that may result from relying on such notice.

2.10     Proxies

     (a) Subject to and upon the terms of this  sub-section,  Bank will  provide
Customer  with  information  which it  receives  on  matters to be voted upon at meetings of holders of Financial Assets ("Notifications"),  and Bank will act in accordance with Customer's  Instructions in relation to such Notifications ("the active proxy voting  service").  If information is received by Bank at its proxy voting  department  too late to permit  timely  voting by Customer,  Bank's only obligation will be to provide, so far as reasonably practicable,  a Notification
(or summary  information  concerning a Notification)  on an  "information  only"
basis.

     (b) The active proxy voting service is available  only in certain  markets, details of which are  available  from Bank on request.  Provision  of the active proxy voting  service is  conditional  upon receipt by Bank of a duly  completed enrollment  form as well as  additional  documentation  that may be required for certain markets.

     (c) Bank will act upon  Instructions  to vote on matters  referred  to in a
Notification,  provided  Instructions  are  received by Bank at its proxy voting department  by  the  deadline  referred  to in  the  relevant  Notification.  If
Instructions are not received in a timely manner,  Bank will not be obligated to provide  further  notice to  Customer  and shall not be obliged  to vote.  It is
Customer's obligation to monitor the agreed means of providing  Notifications to determine if new Notifications have been received.

     (d) Bank  reserves the right to provide  Notifications  or parts thereof in the language  received.  Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

     (e)  Customer   acknowledges  that   Notifications  and  other  information
furnished  pursuant  to the active  proxy  voting  service  ("information")  are proprietary  to Bank  and  that  Bank  owns all  intellectual  property  rights, including copyrights and patents, embodied therein.  Accordingly,  Customer will not make any use of such information  except in connection with the active proxy voting service.

     (f) In markets  where the active proxy voting  service is not  available or where Bank has not received a duly completed  enrollment  form or other relevant documentation, Bank will not provide Notifications to Customer but will endeavor to act upon  Instructions  to vote on  matters  before  meetings  of  holders of
Financial   Assets  where  it  is  reasonably   practicable  for  Bank  (or  its
Subcustodians  or  nominees  as  the  case  may  be)  to do so  and  where  such
Instructions  are received in time for Bank to take timely  action (the "passive proxy voting service").

     (g) Customer  acknowledges  that the  provision  of proxy  voting  services
(whether  active or passive) may be precluded or  restricted  under a variety of circumstances. These circumstances include, but are not limited to:

     (i) the Financial Assets being on loan or out for registration,

     (ii) the pendency of conversion or another corporate action;

     (iii)  Financial  Assets  being  held at  Customer's  request in a name not subject to the control of Bank or its Subcustodian;

     (iv) in a margin or  collateral  account at Bank or another bank or broker, or otherwise in a manner which affects voting;

     (v) local market regulations or practices, or restrictions by the issuer;

     (vi) Bank may be required to vote all shares  held for a  particular  issue for all of Bank's  customers on a net  basis(i.e.  a net yes or no vote based on voting  instructions  received from all its customers).  Where this is the case,
Bank will inform Customer by means of the Notification.

     (h) Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer  under other  agreements,  in  performing  active or passive voting proxy  services Bank will be acting solely as the agent of Customer,  and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.11     Statements and Information Available On-Line

     (a) Bank will  send,  or make  available  on-line,  to  Customer,  at times mutually  agreed upon, a formal  statement of account in Bank's  standard format for each Account  maintained  by Customer with Bank,  identifying  the Financial
Assets  and cash held in each  Account  (each such  statement  a  "Statement  of
Account").  Additionally, Bank will send (or make available on-line to) Customer an advice or  notification  of any  transfers of cash or  Financial  Assets with respect to each Account.  Bank will not be liable with respect to any matter set forth in those  portions  of any  Statement  of Account  or any such  advice (or reasonably  implied  therefrom)  to which  Customer has not given Bank a written exception  or objection  within  sixty (60) days of receipt of the  Statement of
Account,  provided such matter is not the result of Bank's willful misconduct or bad faith.  References  in this  Agreement  to  Statements  of  Account  include
Statements of Account in electronic form.

     (b) Prices and other  information  obtained from third parties which may be contained in any Statement of Account or other  statement  sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any  representation  as to the  accuracy  of such  information  or that the prices  specified  necessarily  reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

     (c) Customer  acknowledges  that,  except for  Statements  of Account or as otherwise  expressly agreed by Bank, records and reports available to it on-line may not be accurate due to mis-postings, delays in updating Account records, and other causes.  Bank will not be liable for any loss or damage arising out of the inaccuracy of any such records or reports accessed on-line.

2.12     Access to Bank's Records

     Bank will allow Customer's  independent  public accountants such reasonable access to the  records of Bank  relating to  Financial  Assets as is required in connection with their examination of books and records  pertaining to Customer's affairs.  Subject to restrictions under Applicable Law, Bank also will obtain an undertaking to permit  Customer's  independent  public  accountants,  reasonable access to the records of any  Subcustodian  of Securities held in the Securities
Account as may be required in connection with such examination.

2.13     Maintenance of Financial Assets at Subcustodian Locations

     (a)  Unless  Instructions  require  another  location  acceptable  to Bank,
Financial  Assets  will be held in the  country or  jurisdiction  in which their principal  trading  market  is  located,  where  such  Financial  Assets  may be presented for payment,  where such Financial Assets were acquired, or where such
Financial  Assets are held. Bank reserves the right to refuse to accept delivery of Financial  Assets or cash in  countries  and  jurisdictions  other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

     (b) Bank will not be obliged  to follow an  Instruction  to hold  Financial
Assets with, or have them  registered or recorded in the name of, any person not chosen by Bank.  However,  if Customer  does  instruct  Bank to hold  Securities and/or cash with or register  or record  Securities  in the name of a person not chosen by Bank and Bank  agrees to do so,  the  consequences  of doing so are at
Customer's  own risk and Bank (i) will not be liable  therefor  and (ii) may not provide  services  under this  Agreement  with respect to  Securities or cash so held, including, without limitation,  services provided under Sections 2.8, 2.9,
2.10, and 8.2.

2.14     Tax Relief Services

         Bank will provide tax relief services as provided in Section 8.2.

2.15 Foreign Exchange Transactions

     To  facilitate  the  administration  of Customer's  trading and  investment activity,  Bank may,  but will not be  obliged  to,  enter  into spot or forward foreign exchange contracts with Customer,  or an Authorized Person, and may also provide  foreign  exchange  contracts and  facilities  through its Affiliates or
Subcustodians. Instructions, including standing Instructions, may be issued with respect  to  such  contracts,  but  Bank  may  establish  rules  or  limitations concerning  any foreign  exchange  facility made  available.  In all cases where
Bank,  its  Affiliates or  Subcustodians  enter into a master  foreign  exchange contract that covers foreign exchange  transactions for the Accounts,  the terms and  conditions  of that  foreign  exchange  contract  and,  to the  extent  not inconsistent, this Agreement, will apply to such transactions.

3.       INSTRUCTIONS

3.1      Acting on Instructions; Unclear Instructions

     (a)  Customer  authorizes  Bank to  accept  and act upon  any  Instructions received by it without  inquiry.  Customer will  indemnify the Bank  Indemnitees against,  and hold  each of them  harmless  from,  any  Liabilities  that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any  action or  omission  taken in  accordance  with any  Instructions  or other directions  upon  which  Bank is  authorized  to rely  under  the  terms of this
Agreement.

     (b) Unless otherwise expressly provided,  all Instructions will continue in full force and effect until canceled or superseded.

     (c) Bank may (in its sole discretion and without affecting any part of this
Section  3.1) seek  clarification  or  confirmation  of an  Instruction  from an
Authorized  Person  and may  decline to act upon an  Instruction  if it does not receive  clarification  or  confirmation  satisfactory  to it.  Bank will not be liable for any loss arising from any delay while it seeks such  clarification or confirmation.

     (d) In  executing  or  paying  a  payment  order  Bank  may  rely  upon the identifying  number  (e.g.  Fedwire  routing  number or account) of any party as instructed in the payment order.  Customer assumes full  responsibility  for any inconsistency  between the name and  identifying  number of any party in payment orders issued to Bank in Customer's name.

3.2      Confirmation of Oral Instructions/ Security Devices

     Any Instructions delivered to Bank by telephone will promptly thereafter be confirmed in writing by an Authorized Person. Each confirmation is to be clearly marked  "Confirmation."  Bank  will  not be  liable  for  having  followed  such
Instructions  notwithstanding  the failure of an Authorized  Person to send such confirmation  in writing or the failure of such  confirmation  to conform to the telephone Instructions received. Either party may record any of their telephonic communications.  Customer  will comply with any security  procedures  reasonably required by Bank from time to time with respect to verification of Instructions.
Customer will be  responsible  for  safeguarding  any test keys,  identification codes or other security devices that Bank will make available to Customer or any
Authorized Person.

3.3      Instructions; Contrary to Law/Market Practice

     Bank need not act upon  Instructions  which it  reasonably  believes  to be contrary to law,  regulation or market practice,  but Bank will be under no duty to investigate  whether any  Instructions  comply with  Applicable Law or market practice.

3.4      Cut-off Times

     Bank has  established  cut-off  times for  receipt  of some  categories  of
Instruction,  which will be made  available  to  Customer.  If Bank  receives an
Instruction  after its  established  cut-off time, Bank will attempt to act upon the  Instruction  on the day requested if Bank deems it  practicable to do so or otherwise as soon as practicable on the next business day.

4.       FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1      Fees and Expenses

     Customer  will pay Bank for its  services  hereunder  the fees set forth in
Schedule A hereto or such other  amounts as may be agreed  upon in writing  from time to time,  together  with  Bank's  reasonable  out-of-pocket  or  incidental expenses,  including,  but not  limited to,  legal fees and tax or related  fees incidental to processing by governmental authorities,  issuers, or their agents.
Customer  authorizes  Bank to deduct  amounts owing to it from the Cash Account, for any such fees or expenses  from time to time in arrears.  Bank may  increase such fees by not less than thirty days'  notice in writing to Customer.  Without prejudice to Bank's other rights,  Bank reserves the right to charge interest on overdue  amounts from the due date until actual payment at such rate as Bank may reasonably determine.

4.2      Overdrafts

     If a debit to any currency in the Cash Account  results (or will result) in a debit balance,  then Bank may, in its discretion,  (i) advance an amount equal to the overdraft,  (ii) or refuse to settle in whole or in part the  transaction causing such debit  balance,  or (iii) if any such  transaction is posted to the
Securities  Account,  reverse any such  posting.  If Bank elects to make such an advance,  the  advance  will be deemed a loan to  Customer,  payable  on demand, bearing  interest at the applicable  rate charged by Bank from time to time, for such  overdrafts,  from the date of such  advance to the date of  payment  (both after as well as before judgment) and otherwise on the terms on which Bank makes similar  overdrafts  available  from time to time.  No prior action or course of dealing  on Bank's  part with  respect  to the  settlement  of  transactions  on
Customer's  behalf will be asserted by Customer  against Bank for Bank's refusal to make  advances  to the Cash  Account or to settle any  transaction  for which
Customer does not have sufficient  available funds in the applicable currency in the Account.

4.3      Bank's Right Over Securities; Set-off

     (a) Customer grants Bank a security interest in and a lien on the Financial
Assets held in the Securities  Account as security for any and all amounts which are now or become owing to Bank under any provision of this  Agreement,  whether or not matured or contingent ("Indebtedness").

     (b) Without  prejudice to Bank's rights under  Applicable Law, Bank may set off against any Indebtedness  any amount in any currency  standing to the credit of any of  Customer's  accounts  (whether  deposit or  otherwise)  with any Bank branch or office or with any Affiliate of Bank. For this purpose,  Bank shall be entitled to  accelerate  the  maturity of any fixed term  deposits and to effect such currency  conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

5.       SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1      Appointment of Subcustodians; Use of Securities Depositories

     (a)  Bank is  authorized  under  this  Agreement  to act  through  and hold
Customer's  Financial  Assets  with  subcustodians,  being  at the  date of this
Agreement the entities  listed in Schedule 1 and/or such other  entities as Bank may appoint as subcustodians ("Subcustodians"). Bank will use reasonable care in the selection and continued appointment of such Subcustodians. In addition, Bank and each  Subcustodian  may deposit  Financial  Assets with,  and hold Financial
Assets in, any securities  depository,  settlement system,  dematerialized  book entry system or similar  system  (together a  "Securities  Depository")  on such terms as such systems  customarily  operate and Customer  will provide Bank with such  documentation  or  acknowledgements  that  Bank  may  require  to hold the
Financial Assets in such systems.

     (b) Any agreement Bank enters into with a  Subcustodian  for holding Bank's customers'  assets  will  provide  that such  assets  will not be subject to any right,  charge,  security  interest,  lien or claim of any kind in favor of such
Subcustodian or its creditors  except a claim for payment for their safe custody or administration,  or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian  arising under bankruptcy,  insolvency or  similar  law,  and that the  beneficial  ownership  thereof  will be  freely transferable  without the payment of money or value other than for safe  custody or administration.  Where a Subcustodian  deposits  Securities with a Securities
Depository,  Bank will cause the  Subcustodian  to  identify  on its  records as belonging to Bank, as agent, the Securities shown on the Subcustodian's  account at such Securities Depository.  This Section 5.1(b) will not apply to the extent of any special  agreement or  arrangement  made by Customer with any  particular
Subcustodian.

     (c) Bank will not be liable for any act or omission  by (or the  insolvency
of) any Securities  Depository.  In the event Customer  incurs a loss due to the negligence,  willful misconduct, or insolvency of a Securities Depository,  Bank will make reasonable  endeavors,  in its  discretion,  to seek recovery from the
Securities  Depository,  but  Bank  will not be  obligated  to  institute  legal proceedings,  file a proof  claim  in any  insolvency  proceeding,  or take  any similar action.

5.2      Liability for Subcustodians

     (a)  Subject to  Section  7.1(b),  Bank will be liable  for  direct  losses incurred by Customer that result from:

     (i) the failure by a Subcustodian  to use reasonable  care in the provision of custodial  services by it in accordance with the standards  prevailing in the relevant market or from the fraud or willful  misconduct of such Subcustodian in the provision of custodial services by it; or

                  (ii)     the insolvency of any Affiliated Subcustodian.

     (b) Subject to Section 5.1(a) and Bank's duty to use reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its published
financial   statements  and  other  publicly  available  financial   information
concerning it customarily  reviewed by Bank in its oversight process,  Bank will not be responsible for the insolvency of any Subcustodian  which is not a branch or an Affiliated Subcustodian.

     (c) Bank reserves the right to add, replace or remove  Subcustodians.  Bank will give  prompt  notice of any such  action,  which will be advance  notice if practicable.  Upon request by Customer, Bank will identify the name, address and principal place of business of any  Subcustodian and the name and address of the governmental  agency or other regulatory  authority that supervises or regulates such Subcustodian.

5.3      Use of Agents

     (a) Bank may provide  certain  services under this Agreement  through third parties,  which may be Affiliates.  Except to the extent provided in Section 5.2 with respect to  Subcustodians,  Bank will not be responsible  for any loss as a result of a failure by any broker or any other  third  party that it selects and retains  using  reasonable  care to provide  ancillary  services that it may not customarily provide itself, including, without limitation, delivery services and providers  of  information  regarding  matters  such as pricing,  proxy  voting, corporate actions and class action litigation. Nevertheless, Bank will be liable for the  performance of any such broker selected by Bank that is an Affiliate to the same extent as Bank would have been  liable if it  performed  such  services itself.

     (b) In the case of the sale under Section 2.8 of a fractional  interest (or in other cases where  Customer has requested  Bank to arrange for execution of a trade) Bank will place  trades with a broker which is an Affiliate to the extent that Bank has  established  a program for such trading with such  Affiliate.  An affiliated  broker may charge its customary  commission (or retain its customary spread) with respect to any such transaction.

6.   ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1      Representations of Customer and Bank

     (a) Customer  represents  and warrants  that (i) it has full  authority and power, and has obtained all necessary  authorizations  and consents,  to deposit and control the Financial  Assets and cash in the  Accounts,  to use Bank as its custodian in  accordance  with the terms of this  Agreement,  to borrow money or otherwise  incur  indebtedness  as  contemplated  by this  Agreement,  to pledge
Financial  Assets as  contemplated  by Section  4.3,  and to enter into  foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by
Bank,  this  Agreement  is  Customer's  legal,  valid  and  binding  obligation, enforceable in accordance  with its terms and it has full power and authority to enter  into and has taken  all  necessary  corporate  action  to  authorize  the execution  of this  Agreement  (iii) it has not  relied  on any oral or  written representation  made by Bank or any person on its behalf,  and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; and (iv) it is a  resident  of the  United  States  and shall  notify  Bank of any  changes  in residency.

     (b) Bank  represents and warrants that (i) assuming  execution and delivery of this Agreement by Customer, this Agreement is Bank's legal, valid and binding obligation,  enforceable in accordance with its terms and (ii) it has full power and  authority  to enter into and has taken all  necessary  corporate  action to authorize the execution of this Agreement.

     Bank may rely upon the above or the  certification  of such other  facts as may be required to  administer  Bank's  obligations  hereunder.  Customer  shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

6.2      Customer to Provide Certain Information to Bank

     Upon request, Customer will promptly provide to Bank such information about itself  and its  financial  status  as Bank may  reasonably  request,  including
Customer's  organizational  documents  and its  current  audited  and  unaudited financial statements.

6.3      Customer is Liable to Bank Even if it is Acting for Another Person

     If Customer is acting as an agent for a disclosed or undisclosed  principal in respect of any transaction,  cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this  Agreement.  In this regard,  Customer  will be  liable  to Bank as a  principal  in  respect  of any transactions  relating to the Account.  The foregoing will not affect any rights
Bank might have against Customer's principal.

7.       WHEN BANK IS LIABLE TO CUSTOMER

7.1      Standard of Care; Liability

     (a) Bank will use reasonable care in performing its obligations  under this
Agreement.  Bank will not be in violation of this  Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

     (b) Bank will be liable for  Customer's  direct  damages to the extent they result from Bank's negligence or willful  misconduct in performing its duties as set  out in  this  Agreement  and to the  extent  provided  in  Section  5.2(a).
Nevertheless,  under no  circumstances  will  Bank be liable  for any  indirect, incidental,  consequential or special damages  (including,  without  limitation, lost  profits)  of any form  incurred  by any person or  entity,  whether or not foreseeable  and  regardless  of the type of action in which such a claim may be brought, with respect to the Accounts,  Bank's performance hereunder,  or Bank's role as custodian.

     (c) Customer will  indemnify the Bank  Indemnitees  against,  and hold them harmless from, any  Liabilities  that may be imposed on, incurred by or asserted against any of the Bank  Indemnitees  in  connection  with or arising out of (i)
Bank's performance under this Agreement,  provided the Bank Indemnitees have not acted with  negligence  or engaged in fraud or willful  misconduct in connection with the  Liabilities  in  question  or (ii) any Bank  Indemnitee's  status as a holder of record of Customer's Financial Assets. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding  sentence with respect to any  Liability  for which Bank is liable  under  Section  5.2 of this
Agreement.

     (d) Without  limiting  Subsections  7.1 (a), (b) or (c),  Bank will have no duty or responsibility to: (i) question  Instructions or make any suggestions to
Customer or an Authorized Person regarding such Instructions;  (ii) supervise or make  recommendations  with respect to investments or the retention of Financial
Assets;  (iii) advise Customer or an Authorized  Person regarding any default in the payment of  principal  or income of any  security  other than as provided in
Section  2.7(b) of this  Agreement;  (iv)  evaluate  or report to Customer or an
Authorized  Person  regarding  the financial  condition of any broker,  agent or other party to which Bank is instructed to deliver  Financial Assets or cash; or
(v) review or reconcile trade confirmations  received from brokers (and Customer or its Authorized  Persons issuing  Instructions will bear any responsibility to review such  confirmations  against  Instructions  issued to and  Statements  of
Account issued by Bank).

7.2      Force Majeure

     Bank will maintain and update from time to time business  continuation  and disaster recovery procedures with respect to its global custody business that it determines from time to time meet  reasonable  commercial  standards.  Bank will have no liability,  however,  for any damage,  loss, expense or liability of any nature that Customer may suffer or incur,  caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any  authority (de jure or de facto),  legal  constraint, fraud or  forgery,  malfunction  of  equipment  or software  (except  where such malfunction is primarily  attributable  to Bank's  negligence in maintaining the equipment or  software),  failure of or the effect of rules or operations of any external funds transfer system,  inability to obtain or interruption of external communications  facilities,  or any cause beyond the reasonable  control of Bank
(including  without  limitation,  the  non-availability  of appropriate  foreign exchange).

7.3      Bank  May Consult With Counsel

     Bank  will  be  entitled  to  rely  on,  and may act  upon  the  advice  of professional  advisers  in  relation  to  matters of law,  regulation  or market practice (which may be the professional  advisers of Customer),  and will not be liable to Customer for any action taken or omitted pursuant to such advice.

7.4      Bank Provides Diverse Financial Services and May Generate Profits as a Result

     Customer  acknowledges  that  Bank or its  Affiliates  may have a  material interest in transactions entered into by Customer with respect to the Account or that  circumstances are such that Bank may have a potential  conflict of duty or interest.  For example,  Bank or its Affiliates may act as a market maker in the
Financial Assets to which  Instructions  relate,  provide brokerage  services to other  customers,  act as  financial  adviser  to the  issuer of such  Financial
Assets, act in the same transaction as agent for more than one customer,  have a material interest in the issue of the Financial Assets; or earn profits from any of these activities.  Customer further  acknowledges that Bank or its Affiliates may be in  possession  of  information  tending  to show  that the  Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

8.       TAXATION

8.1      Tax Obligations

     (a)  Customer  confirms  that Bank is  authorized  to deduct  from any cash received  or credited  to the Cash  Account any taxes or levies  required by any revenue or  governmental  authority for whatever reason in respect of Customer's
Accounts.

     (b) Customer will provide to Bank such certifications,  documentation,  and information as it may require in connection  with  taxation,  and warrants that, when  given,  this  information  is true  and  correct  in  every  respect,  not
misleading  in  any  way,  and  contains  all  material  information.   Customer
undertakes to notify Bank  immediately if any information  requires  updating or correcting.  Bank  shall not be liable  for any taxes,  penalties,  interest  or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party;  (ii)  provision to Bank or a third party of inaccurate or  misleading  information  by Customer or any third party;
(iii) the withholding of material information by Customer or any third party; or
(iv) as a result of any delay by any revenue authority or any other cause beyond the Bank's control.

     (c) If Bank does not receive appropriate certifications,  documentation and information then, as and when appropriate and required,  additional tax shall be deducted  from all income  received in respect of the  Financial  Assets  issued
(including,  but not limited to,  United  States  non-resident  alien tax and/or backup withholding tax.

     (d) Customer will be  responsible  in all events for the timely  payment of all taxes relating to the Financial Assets in the Securities Account..  Customer
will indemnify and hold Bank harmless from and against any and all  liabilities, penalties,  interest or additions to tax with respect to or resulting  from, any delay in, or failure by, Bank (i) to pay,  withhold or report any U.S.  federal, state or local taxes or foreign  taxes  imposed on, or (ii) to report  interest, dividend or other income paid or credited to the Cash Account, regardless of the reason for such delay or failure,  provided,  however, that Customer will not be liable to Bank for any  penalty  or  additions  to tax due solely as a result of
Bank's  negligent acts or omissions with respect to paying or withholding tax or reporting  interest,  dividend  or other  income  paid or  credited  to the Cash
Account.

8.2      Tax Relief Services

     (a)  Subject  to the  provisions  of this  Section,  Bank will  apply for a reduction  of  withholding  tax and any refund of any tax paid or tax credits in respect of income  payments  on  Financial  Assets  credited  to the  Securities
Account that Bank believes may be available.  To defray  expenses  pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of  withholding  which it will pursue in respect of income payments under this section.

     (b) The provision of a tax relief service by Bank is conditional  upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain  other  documentation  (pro forma copies of which are available from  Bank),  prior to the  receipt of  Financial  assets in the  Account or the payment of income.

     (c) Bank will  perform tax relief  services  only with  respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by  notification in writing,  in its absolute  discretion, supplement or amend the countries in which the tax relief  services are offered.
Other  than as  expressly  provided  in  this  Section  8.2  Bank  will  have no responsibility  with  regard  to  Customer's  tax  position  or  status  in  any jurisdiction.

     (d) Customer  confirms that Bank is authorized to disclose any  information requested by any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

9.   TERMINATION

     Either  party may  terminate  this  Agreement  on sixty (60) days'  written notice to the other  party.  If Customer  gives notice of  termination,  it must provide full details of the persons to whom Bank must deliver  Financial  Assets and cash. If Bank gives notice of termination,  then Customer must, within sixty days, notify Bank of details of its new custodian,  failing which Bank may elect
(at any time after the sixty day notice  period)  either to retain the Financial
Assets and cash until such details are given,  continuing to charge fees due (in which case Bank's sole  obligation  will be for the safekeeping of the Financial
Assets and cash),  or deliver the  Financial  Assets and cash to Customer.  Bank will in any  event  be  entitled  to  deduct  any  amounts  owing to it prior to delivery  of the  Financial  Assets  and cash  (and,  accordingly,  Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of
amounts  owing  to  it).   Customer  will   reimburse   Bank  promptly  for  all
out-of-pocket   expenses  it  incurs  in   delivering   Financial   Assets  upon
termination.  Termination  will not affect any of the  liabilities  either party owes to the other arising under this Agreement prior to such termination.

10.      MISCELLANEOUS

10.1     Notices

     Notices (other than Instructions) will be served by registered mail or hand delivery to the address of the  respective  parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2     Successors and Assigns

     This  Agreement  will be binding  on each of the  parties'  successors  and assigns,  but the  parties  agree that  neither  party can assign its rights and obligations  under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

10.3     Interpretation

     Headings  are  for  convenience   only  and  are  not  intended  to  affect
interpretation.  References  to sections are to sections of this  Agreement  and references to  sub-sections  and paragraphs are to  sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4     Entire Agreement

         (a)      The following Rider(s) are incorporated into this Agreement:

                  ___      Cash Trade Execution;

                  ___      Cash Sweep;

                  ___      Accounting Services;

                  ___      Mutual Fund.

     (b) This Agreement,  including the Schedules, Exhibits, and Riders (and any separate  agreement  which Bank and  Customer may enter into with respect to any
Cash Account),  sets out the entire Agreement  between the parties in connection with the subject  matter,  and this Agreement  supersedes  any other  agreement, statement,  or  representation  relating  to custody,  whether  oral or written.
Amendments must be in writing and signed by both parties.

10.5     Information Concerning Deposits at Bank's CityplaceLondon Branch

     Under U.S. federal law, deposit accounts that Customer  maintains in Bank's foreign  branches  (outside of the U.S.) are not insured by the Federal  Deposit
Insurance  Corporation.  In the  event of  Bank's  liquidation,  foreign  branch deposits have a lesser preference than U.S. deposits,  and such foreign deposits are subject to cross-border risks.  However, the Financial Services Compensation
Scheme (the  "FSCS") was created  under the  Financial  Services and Markets Act
2000.  The terms of the FSCS offer  protection in  connection  with deposits and investments  in the event of the persons to whom Bank's London  Branch  provides services  suffering a financial  loss as a direct  consequence  of Bank's London
Branch  being  unable to meet any of its  liabilities,  and  subject to the FSCS rules regarding  eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit  on the  maximum  compensation  sum  payable  by the FSCS in  relation  to
investment   business   is(pound)48,000   and  in   relation   to   deposits  is
(pound)31,700.  A detailed description of the FSCS (including information on how to make a claim,  eligibility criteria and the procedures involved) is available from the FSCS who can be  contacted  at 7th Floor,  Lloyds  Chambers,  Portsoken
Street, London, E1 8BN.

10.6     Insurance

     Bank will not be  required  to  maintain  any  insurance  coverage  for the benefit of Customer.

10.7     Security Holding Disclosure

     With Respect to Securities and Exchange Commission Rule 14b-2 under The U.S
Shareholder  Communications  Act,  regarding  disclosure of beneficial owners to issuers of Securities,  Bank is instructed not to disclose the name,  address or
Security  positions  of  Customer  in  response  to  shareholder  communications requests regarding the Account.

10.8     USA PATRIOT Act Disclosure

     Section  326  of  the  Uniting  and  Strengthening   America  by  Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA
PATRIOT  Act")  requires Bank to implement  reasonable  procedures to verify the identity of any person that opens a new Account with it.  Accordingly,  Customer acknowledges  that  Section  326 of the  USA  PATRIOT  Act and  Bank's  identity verification procedures require Bank to obtain certain information ("identifying information")  from Customer or on some occasions  from third parties  regarding
Customer,  Customer  agrees to provide Bank with and consents to Bank  obtaining from third parties any such identifying  information  required as a condition of opening an account with or using any service provided by Bank.

10.9     Governing Law and Jurisdiction

     This Agreement will be construed,  regulated,  and  administered  under the laws of the United States or State of New York, as applicable, without regard to
New York's  principles  regarding  conflict of laws,  except that the  foregoing shall not reduce any statutory right to choose New York law or forum. The United
States  District Court for the Southern  District of New York will have the sole and  exclusive  jurisdiction  over  any  lawsuit  or other  judicial  proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County
will have sole and  exclusive  jurisdiction.  Either of these  courts  will have proper venue for any such lawsuit or judicial proceeding,  and the parties waive any  objection to venue or their  convenience  as a forum.  The parties agree to submit to the  jurisdiction of any of the courts specified and to accept service of process to vest personal  jurisdiction over them in any of these courts.  The parties further hereby knowingly,  voluntarily and  intentionally  waive, to the fullest  extent  permitted by applicable  law, any right to a trial by jury with respect to any such lawsuit or judicial  proceeding  arising or relating to this
Agreement or the  transactions  contemplated  hereby.  To the extent that in any jurisdiction  Customer may now or hereafter be entitled to claim,  for itself or its assets, immunity from suit, execution, attachment (before or after judgment)
or other legal  process,  Customer  shall not claim,  and it hereby  irrevocably waives, such immunity.

10.10    Severability; Waiver; and Survival

     (a) If one or more  provisions of this Agreement are held invalid,  illegal or unenforceable in any respect on the basis of any particular  circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions  under other  circumstances or in other  jurisdictions  and of the remaining provisions will not in any way be affected or impaired.

     (b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising  any power or right  hereunder  operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective  unless it is in  writing  and  signed by the party  against  whom the waiver is to be enforced.

     (c) Bank's rights,  protections,  and remedies  under this Agreement  shall survive its termination.

10.11    Counterparts

     This Agreement may be executed in several  counterparts  each of which will be  deemed to be an  original  and  together  will  constitute  one and the same agreement.

10.12    No Third Party Beneficiaries

     A  person  who is not a party  to this  Agreement  shall  have no  right to enforce any term of this Agreement.

                           CUSTOMER

                           By:_______________________________________
                                            Title:
                                            Date:

                           JPMORGAN CHASE BANK, N.A.

                           By:_______________________________________
                                            Title:
                                            Date: